EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-                    ) pertaining to the Hudson Pacific Properties, Inc. Directors Stock Plan of our reports dated November 22, 2010 with respect to the combined financial statements and schedule of Hudson Pacific Properties, Inc. and the financial statements of Howard Street Associates, LLC both included in the Current Report on Form 8-K dated November 29, 2010, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Los Angeles, California

December 1, 2010